Exhibit 10.1
Executive Compensation Notification
Chairman, Chief Executive Officer and Co-Chief Operating Officers

(as Amended and Restated March 23, 2022)

Fiscal 2022 Compensation Program of Chairman, Chief Executive Officer and Co-Chief Operating Officers

Fiscal 2022 Base Salaries and Annual Incentive Bonus: The table below sets forth the fiscal 2022 base salaries and annual incentive bonuses for Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski. There were no changes to base salaries for fiscal 2022 from fiscal 2021.

Name	Title	Annual Base Salary Fiscal 2022	Annual Incentive Bonus Fiscal 2022
Donald R. Horton	Chairman of the Board	$1,000,000	See Below
David V. Auld	President and CEO	$700,000	See Below
Michael J. Murray	Executive Vice President and Co-COO	$500,000	See Below
Paul J. Romanowski	Executive Vice President and Co-COO	$500,000	See Below

Fiscal 2022 Annual Incentive Bonus: On March 23, 2022, the Compensation Committee approved amended and restated pre-tax income (PTI) bonus plans used for measuring short-term performance bonuses that may be earned by Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski during fiscal 2022. The fiscal 2022 performance goal was established under the Company’s 2018 Incentive Bonus Plan. The fiscal 2022 performance goal for Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski relates to achieving positive consolidated pre-tax income as set forth below.

Mr. Horton’s PTI Bonus percentage was reduced from 0.60% to 0.20%, Mr. Auld’s PTI Bonus percentage was reduced from 0.40% to 0.20%, and both Mr. Murray’s and Mr. Romanowski's PTI Bonus percentages were reduced from 0.15% to 0.10%.

Annual Incentive Bonus – Performance Related to Pre-Tax Income ("PTI Bonus"):

Mr. Horton. Under the fiscal 2022 incentive bonus program, Mr. Horton has the opportunity to earn the following performance-based bonus:
(1)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending March 31, 2022, and
(2)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending September 30, 2022,

provided, however, that for the fiscal year ending September 30, 2022, no more than (1) 0.20% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2022 PTI Bonus.

PTI Bonus Cash and Stock Allocation: The total amount of the Fiscal 2022 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2022 PTI Bonus and the remaining portion of the 2022 PTI Bonus will be paid/settled in fully vested common stock ("PTI Bonus Stock") granted under the Company's 2006 Equity Plan or other applicable authorized shares. Any PTI Bonus paid in cash or stock is subject to the overall caps or limits applicable to each individual discussed herein.

PTI Bonus Stock Holding Period: The net PTI Bonus Stock (after the payment and/or net withholding of common stock to cover all applicable taxes) received under the 2022 PTI Bonus shall have a holding period of two years ("PTI Stock Holding Period") from the end of the performance period (i.e., March 31 and September 30 of each fiscal year). PTI Bonus Stock received from the 2022 PTI Bonus may be transferred, gifted or sold within the Horton family holdings (including beneficial ownership holdings) for tax planning, estate planning or asset protection purposes and continue to satisfy the PTI Stock Holding Period requirement. The preceding sentence applies to any such transfers, gifts or sales to any and all persons, entities and/or trusts within the Horton family and their holdings.

Mr. Auld. Under the fiscal 2022 incentive bonus program, Mr. Auld has the opportunity to earn the following performance-based bonus:
(1)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending March 31, 2022, and
(2)Up to 0.20% of Pre-Tax Income of the Company for the six-month period ending September 30, 2022,

provided, however, that for the fiscal year ending September 30, 2022, no more than (1) 0.20% of Pre-Tax Income for the year or (2) $14,000,000 in the aggregate, may be paid for the 2022 PTI Bonus.

PTI Bonus Cash and Stock Allocation: The total amount of the Fiscal 2022 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2022 PTI Bonus and the remaining portion of the 2022 PTI Bonus will be paid/settled in fully vested common stock ("PTI Bonus Stock") granted under the Company's 2006 Equity Plan or other applicable authorized shares. Any PTI Bonus paid in cash or stock is subject to the overall caps or limits applicable to each individual discussed herein.

PTI Bonus Stock Holding Period: The net PTI Bonus Stock (after the payment and/or net withholding of common stock to cover all applicable taxes) received under the 2022 PTI Bonus shall have a holding period of two years ("PTI Stock Holding Period") from the end of the performance period (i.e., March 31 and September 30 of each fiscal year). PTI Bonus Stock received from the 2022 PTI Bonus may be transferred, gifted or sold within the Auld family holdings (including beneficial ownership holdings) for tax planning, estate planning or asset protection purposes and continue to satisfy the PTI Stock Holding Period requirement. The preceding sentence applies to any such transfers, gifts or sales to any and all persons, entities and/or trusts within the Auld family and their holdings.

Mr. Murray. Under the fiscal 2022 incentive bonus program, Mr. Murray has the opportunity to earn the following performance-based bonus:
(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2022, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2022,

provided, however, that for the fiscal year ending September 30, 2022, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2022 PTI Bonus.

Mr. Romanowski. Under the fiscal 2022 incentive bonus program, Mr. Romanowski has the opportunity to earn the following performance-based bonus:
(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2022, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2022,

provided, however, that for the fiscal year ending September 30, 2022, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2022 PTI Bonus.

“Pre-Tax Income” shall mean income before income taxes, as publicly reported by the Company in its quarterly or annual financial statements, as applicable, prepared in accordance with generally accepted accounting principles. The financial statements shall mean the consolidated financial statements of the Company.

Performance Restricted Stock Units: On March 23, 2022, the Compensation Committee approved an amendment and restatement of performance restricted stock units (“Performance RSUs”) originally awarded on October 27, 2021 to the individuals in the table below. Mr. Horton's target number of Performance RSUs was reduced from 200,000 to 150,000, Mr. Auld's target number of Performance RSUs was incrementally increased by 50,000 from 100,000 to 150,000, and both Mr. Murray's and Mr. Romanowski's target numbers of Performance RSUs were each incrementally increased by 20,000 from 30,000 to 50,000, with the new total amounts reflected in the table below. Mr. Wheat's target number of Performance RSUs remained at 30,000.

Name	Title	Target Number of Performance Restricted Stock Units
Donald R. Horton	Chairman of the Board	150,000
David V. Auld	President and CEO	150,000
Michael J. Murray	Executive Vice President and Co-COO	50,000
Paul J. Romanowski	Executive Vice President and Co-COO	50,000
Bill W. Wheat	Executive Vice President and CFO	30,000

The Performance RSUs relate to the three-year performance period beginning on October 1, 2021 and ending on September 30, 2024 (the “2024 Performance Period”). The Performance RSUs will vest if four performance goals are satisfied. The four performance goals are relative total shareholder return (“TSR”), relative return on investment (“ROI”), relative selling, general and administrative expense containment (“SG&A”) and relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of Performance RSUs. The target number of Performance RSUs may be increased to a maximum number of 300,000 for Mr. Horton, 300,000 for Mr. Auld, 100,000 for Mr. Murray, 100,000 for Mr. Romanowski and 60,000 for Mr. Wheat upon maximum achievement of each of the four Performance Goals and decreased to zero if the threshold of each of the four Performance Goals is not achieved.

The required performance rankings for the ROI, SG&A and GP Performance Goals were increased to a threshold of no less than 6th place and a target of 3rd place, relative to the Company's peer group of nine companies.

Time-Based Restricted Stock Units: On March 23, 2022, the Compensation Committee approved the following grant of time-based restricted stock units (RSUs) to the individuals in the table below:

Name	Title	Time-Based Restricted Stock Units
Donald R. Horton	Chairman of the Board	38,197
David V. Auld	President and CEO	38,197
Michael J. Murray	Executive Vice President and Co-COO	19,098
Paul J. Romanowski	Executive Vice President and Co-COO	19,098

The Compensation Committee determined the number of time-based RSUs to grant to each individual based on the value of the award on March 23, 2022. The Company’s stock price on March 23, 2022 was $78.54, and the value of the award to Mr. Horton and Mr. Auld was approximately $3,000,000 each and the value of the award to Mr. Murray and Mr. Romanowski was approximately $1,500,000 each. The time-based RSUs will vest over a three-year period for Mr. Horton and Mr. Auld and over a five-year period for Mr. Murray and Mr. Romanowski.

Other Long-Term Benefits.
Mr. Horton, Mr. Auld, Mr. Murray and Mr. Romanowski may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay benefits to the executive. If the executive is employed by the Company on the last day of the fiscal year (for example September 30, 2022), then the Company will establish a liability equal to 10% of his annual base salary as of the first day of the fiscal year (for example October 1, 2021). This liability will accrue earnings in future years at a rate established by the administrative committee.